UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.          )

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☐	Soliciting Material under §240.14a‑12

Ocular Therapeutix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2020

Dear Ocular Therapeutix, Inc. Stockholder:

You are cordially invited to our Annual Meeting of Stockholders on Thursday,  June 25, 2020, beginning at 8:30 a.m., Eastern time, at 24 Crosby Drive, Bedford, MA 01730. In the event it is not possible or advisable to hold our annual meeting in person due to the COVID-19 pandemic, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication on the above date and time. Please monitor our website at https://www.ocutx.gcs-web.com/calendar-events for updated information.

The enclosed notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote “FOR” Proposals 1,  2, 3 and 4, as set forth in the proxy statement.

We look forward to seeing you there.

Very truly yours,

Antony Mattessich
President and Chief Executive Officer

This proxy statement, the enclosed proxy card and our 2020 annual report to stockholders were first made available to stockholders on or about April 30, 2020.

OCULAR THERAPEUTIX, INC.

24 Crosby Drive

Bedford, MA 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, June 25, 2020

The 2020 Annual Meeting of Stockholders, or the 2020 Annual Meeting, of Ocular Therapeutix, Inc., a Delaware corporation, will be held on Thursday, June 25, 2020 beginning at 8:30 a.m., Eastern time, at 24 Crosby Drive, Bedford, MA 01730.  We intend to hold our annual meeting in person; however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns our shareholders, employees and directors may have and the restrictions or protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold our annual meeting in person, we will issue a press release (which we will also file with the SEC) announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable.  Please also monitor our annual meeting website at https://www.ocutx.gcs-web.com/calendar-events for updated information. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend in person.

The 2020 Annual Meeting of Stockholders will be held to consider and act upon the following matters:

1. To elect two class III directors of our board of directors to serve until the 2022 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
2. To hold an advisory vote on named executive officer compensation;
3. To hold an advisory vote on the frequency of future advisory votes on named executive officer compensation;
4. To ratify the selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
5. To transact such other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 27, 2020 will be entitled to notice of and to vote at the 2020 Annual Meeting or any adjournment or postponement thereof.

By order of the board of directors,

Antony Mattessich
President and Chief Executive Officer

Bedford, Massachusetts

April 29, 2020

YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON APRIL 27, 2020 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

Information About the Annual Meeting and Voting	1

Votes Required	2

CORPORATE GOVERNANCE	4

Board of Directors	4

How Our Board Is Organized	7

Board Committees	7

Board Meetings and Attendance	9

Board Processes	9

Board Policies	11

EXECUTIVE OFFICERS	14

EXECUTIVE COMPENSATION	14

Summary Compensation Table	15

Narrative Disclosure to Summary Compensation Table	16

Outstanding Equity Awards as of December 31, 2019	17

Employment Agreements with Executive Officers	18

Equity Incentive Plans	19

Securities Authorized for Issuance under Equity Compensation Plans	25

DIRECTOR COMPENSATION	26

Summary Compensation Table	26

Director Compensation Arrangements	27

AUDIT-RELATED MATTERS	29

Audit Committee Report	29

Audit Fees and Services	29

Pre-Approval Policies and Procedures	29

MATTERS TO BE VOTED ON	30

Proposal 1: Election of Class III Directors	30

30

on the Frequency of Future Advisory Votes on Named Executive Officers Compensation	31

of the Selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	32

OWNERSHIP OF COMMON STOCK	33

Delinquent Section 16(a) Reports	34

OTHER MATTERS	35

Solicitation of Proxies	35

Householding of Annual Meeting Materials	35

Deadline for Submission of Stockholder Proposals for 2021 Annual Meeting of Stockholders	35

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:	35

OCULAR THERAPEUTIX, INC.

24 Crosby Drive

Bedford, MA 01730

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 25, 2020

Information About the Annual Meeting and Voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors, or the board, of Ocular Therapeutix, Inc. for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday,  June 25, 2020, beginning at 8:30 a.m., Eastern time, at 24 Crosby Drive, Bedford, MA 01730, and at any adjournment or postponement thereof. On April 27, 2020, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 53,364,261 shares of our common stock, par value $0.0001 per share, or the common stock. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.  In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Ocular Therapeutix,” “the company,” “our,” “we,” or “us” refers to Ocular Therapeutix, Inc.

In the event it is not possible or advisable to hold our annual meeting in person due to the COVID-19 pandemic, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication on the above date and time. Please monitor our website at https://www.ocutx.gcs-web.com/calendar-events for updated information.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1)

You may vote over the Internet. You may vote your shares by following the “Vote by Internet” instructions on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card.

(2)

You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card.

(3)

You may vote by mail. You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

(4)

You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors’ recommendations on such proposals as set forth in this proxy statement.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

•	submitting a new proxy by following the “Vote by Internet” or “Vote by Phone” instructions on the enclosed proxy card up until 11:59 p.m., Eastern time, the day before the Annual Meeting;
•

signing another proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;

•	giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or
•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order for your brokerage firm to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain routine, or “discretionary,” items, but will not be allowed to vote your shares with respect to other non-routine, or “non-discretionary,” items. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 4) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class III directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal No. 2) and the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 3) are non-discretionary items, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposal 1, Proposal 2 or Proposal 3, your brokerage firm will not vote with respect to such proposal or proposals and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 27, 2020) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Only shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal 1: Election of Two Class III Directors. The two nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.

Proposal 2: Advisory Vote on Named Executive Officer Compensation. This proposal calls for a non-binding, advisory vote, and accordingly there is no “required vote” that would constitute approval.  Our board, including our compensation committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation.  This proposal provides a choice among three frequency periods (every one, two or three years) for future advisory votes on named executive officer compensation. With respect to this proposal, if none of the frequency periods receives a majority of the votes cast, the frequency period that has received the most votes will be deemed to be the recommendation of our stockholders. However, because this vote is advisory and not binding on our board (or any committee thereof), we may decide that it is in the best interests of us and our stockholders to hold a vote regarding named executive officer compensation more or less frequently than the frequency period selected by a plurality of our stockholders.

Proposal 4: Ratification of the Selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter and shares held in “street name” by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders

to Be Held on June 25, 2020

This proxy statement and our 2019 annual report to

stockholders are available at www.ocutx.com

for viewing, downloading and printing.

A copy of our Annual Report on Form 10‑K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Ocular Therapeutix, Inc.,  24 Crosby Drive, Bedford, MA 01730, Attention: Donald Notman, Chief Financial Officer, Telephone: (781) 357‑4000.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors

Set forth below are the names and certain biographical information about each director nominee and continuing member of our board of directors, or board, as of April 15, 2020. The information presented includes each director nominee’s and continuing director’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. We believe that all of our directors and nominees possess the attributes and characteristics described in “—Board Processes—Director Nomination Process.”

Name	Age	Position
Antony Mattessich	53	President, Chief Executive Officer and Director
Jeffrey S. Heier, M.D.(1)	59	Director
Seung Suh Hong, Ph.D. (1)	62	Director
Richard L. Lindstrom, M.D.(1)(2)	72	Director
Bruce A. Peacock(2)(3)	68	Director
Charles Warden(2)(3)	51	Chairman of the Board
Leslie J. Williams(3)	60	Director

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.

Antony Mattessich has served as our President and Chief Executive Officer since July 2017 and as a member of our board of directors since June 2017.  Mr. Mattessich previously served as Managing Director of Mundipharma International, a therapeutics company, from May 2011 until July 2017. Prior to serving as Managing Director, Mr. Mattessich served in variety of other roles at Mundipharma, including as Head of Western Europe from January 2009 to May 2011 and Managing Director of Napp Pharmaceutical Group, a pharmaceutical company and an independent associated company of Mundipharma, from 2005 until January 2009.  Prior to joining Mundipharma International, he served as Therapeutic Franchise Head of Novartis AG, a pharmaceutical company.   Mr. Mattessich holds a B.A. in Special Studies from the University of California at Berkeley and an M.I.A. from Columbia University.  We believe that Mr. Mattessich is qualified to serve on our board of directors because of his extensive executive leadership experience in the life sciences industry and his extensive knowledge of our company based on his position as President and Chief Executive Officer.

Jeffrey S. Heier, M.D. has served as a member of our board of directors since 2015. Since 1998, Dr. Heier has worked as a vitreoretinal specialist at Ophthalmic Consultants of Boston, or OCB, a large multi-specialty ophthalmology practice with several offices in the Boston, Massachusetts area. He has served as the Director of Vitreoretinal Service of OCB since 2009 and the Director of Retina Research at OCB since 2011, and in 2016 he was appointed Co-President and Medical Director. He has been a partner of the Boston Eye Surgery and Laser Center, the Cape Cod Eye Surgery and Laser Center, and the Plymouth Eye Surgery and Laser Center. Dr. Heier is an advisor or consultant to several biopharmaceutical and medical device companies. Dr. Heier also serves in leadership roles of several professional organizations including as Former President of the New England Ophthalmological Society, as Vice President of the Retinal Society, and as an executive board member of the American Society of Retina Specialists. Dr. Heier holds a B.S. in Biochemistry from Brandeis University and an M.D. from the Boston University School of Medicine. We believe that Dr. Heier is qualified to serve on our board of directors because of his background in ophthalmology, with an emphasis on back-of-the-eye conditions and diseases, which gives him a perspective that is helpful to the board for understanding our product market.

Seung Suh Hong, Ph.D. has served as a member of our board of directors since June 2019.  Dr. Hong has served as a senior consultant of Celltrion Healthcare, a biopharmaceutical company, since February 2020, as well as Vice Chairman for Novelgen, a biopharmaceutical company, since April 2020, in South Korea.  Dr. Hong has served as a consultant to a number of biopharmaceutical companies since March 2019.  From April 2002 to January 2019, he served in various capacities at Celltrion Inc., a biopharmaceutical company, including as President of Celltrion Healthcare Japan and Senior Advisor from January 2016 to January 2019; as President and Chief Executive Officer of Celltrion Healthcare Co., Ltd. from November 2014 to December 2015; and as President of Research and Development from April 2002 to November 2014. Dr. Hong received a B.S. in Agricultural Chemistry, a M.S. in Industrial Enzymology, and a Ph.D. in Enzymology and Fermentation from Seoul National University. Dr. Hong also participated in post-

doctoral studies at the University of Wisconsin-Madison. We believe that Dr. Hong is qualified to serve on our board of directors due to his executive leadership experience in the life sciences industry.

Richard L. Lindstrom, M.D. has served as a member of our board of directors since 2012. Dr. Lindstrom is the founder and director and has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, since 1989. He has served as a member of the boards of directors of Harrow Health/Imprimis Pharmaceuticals, Inc., a pharmaceutical company, since January 2015 and TearLab Corporation, a diagnostics company, since 2010 and served as a member of the board of directors of Onpoint Medical Diagnostics, Inc. from 2010 to 2013. Dr. Lindstrom served as associate director of the Minnesota Lions Eye Bank from 1987 to 2017 and as a trustee of the University of Minnesota Foundation for four terms. He is a medical advisor for several medical device and pharmaceutical manufacturers and serves on the boards of several privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery, the International Intraocular Implant Society, the International Refractive Surgery Club and the American Society of Cataract and Refractive Surgery. From 1980 to 1989, he served as a professor of ophthalmology at the University of Minnesota, where he is currently adjunct clinical professor emeritus. Dr. Lindstrom holds a B.A. in Pre-Medical Studies, a B.S. in Medicine and an M.D. from the University of Minnesota. We believe that Dr. Lindstrom is qualified to serve on our board of directors because of his service on the boards of directors of other life sciences companies and his background in ophthalmology, which gives him a perspective that is helpful to the board for understanding our product market.

Bruce A. Peacock has served as a member of our board of directors since 2014. Mr. Peacock served as Executive Chairman at Carisma Therapeutics, a pre-clinical stage biotechnology company, from November 2016 to July 2019. From August 2013 to September 2014, Mr. Peacock served as the Chief Financial and Business Officer of Ophthotech Corporation, a biopharmaceutical company. He served as the Chief Business Officer of Ophthotech from September 2010 to August 2013. From May 2006 to June 2018,  Mr. Peacock also served as a Venture Partner at SV Life Sciences. Mr. Peacock served as President and Chief Executive Officer of Alba Therapeutics, a biopharmaceutical company, from April 2008 to February 2011, and has served as Co-Chairman of the board of directors of Alba Therapeutics since April 2008. Prior to joining SV Life Sciences as a Venture Partner, Mr. Peacock served as Chief Executive Officer and a director of The Little Clinic, a medical care services company. Previously, Mr. Peacock served as President and Chief Executive Officer and a director of Adolor Corporation, a publicly-traded biotechnology company, as President, Chief Executive Officer and a member of the board of directors of Orthovita, Inc., a publicly-traded orthopedic biomaterials company, as Executive Vice President, Chief Operating Officer and a member of the board of directors of Cephalon, Inc., as Chief Financial Officer of Cephalon, Inc. and as Chief Financial Officer of Centocor, Inc. Mr. Peacock has served as a member of the boards of directors of Windtree Therapeutics, Inc. (formerly Discovery Laboratories, Inc.), a publicly-traded specialty pharmaceutical company, since September 2010, PanOptica Pharma, a private, clinical stage biopharmaceutical company, since March 2015, Aro BioTherapeutics, a private, clinical stage biopharmaceutical company since January 2019, and Interius BioTherapeutics, Inc., a private, early stage biopharmaceutical company since January 2020 .  Previously, he served as a member of the board of directors of Invisible Sentinel Inc., a privately held molecular solutions company, from June 2014 to February 2019; Dicerna Pharmaceuticals, Inc.,  a publicly-traded biotechnology company, from September 2014 to March 2018; Applied Genetic Technologies Corporation, a publicly-traded biotechnology company, from March 2015 to August 2016, and of Ocean Power Technologies, Inc., a publicly-traded renewable energy company, from October 2011 to October 2013.  Mr. Peacock holds a B.A. in Business Administration from Villanova University and is a certified public accountant. We believe that Mr. Peacock is qualified to serve on our board of directors because of his extensive executive leadership experience, finance and accounting background, knowledge of the life sciences industry and service on the boards of directors of other life sciences companies.

Charles Warden has served as a member of our board of directors since 2008. Mr. Warden has served as a Managing Director at Versant Ventures since 2004. Prior to Versant, he was a General Partner at Schroder Ventures Life Sciences (now SV Life Sciences), where he worked from 1996 to 2004. Previously, Mr. Warden served as an associate with Boston Capital Ventures and as a consultant with Monitor Company. He serves or has served on the boards of numerous privately-held life sciences companies. Mr. Warden holds a B.A. in Economics and Classics from Beloit College and an M.B.A. from Harvard University. We believe that Mr. Warden is qualified to serve on our board of directors due to his service on the boards of directors of and significant experience as an investor in life sciences companies.

Leslie J. Williams has served as a member of our board of directors since March 2019. Ms. Williams was the founder of ImmusanT, Inc., a biotechnology company, and served as a member of its board of directors and as its President and Chief Executive Officer since its inception in December 2010 until the completion of its reverse merger in December 2019. She served as the President and Chief Executive Officer and as a member of the board of directors of Ventaira Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2004 until 2008.  Previously, Ms. Williams also was a venture partner at Battelle Ventures, an early stage venture capital fund, and served on the boards of directors of Hepregen Inc., a company engaged in the development and marketing of proprietary drug screening products, and of CDI Bioscience, Inc., a cell line engineering and contract manufacturing company, and of The Capital Network, a non-profit organization providing entrepreneurial education opportunities.  Ms. Williams is a member of the board of advisors of Life Science Cares, the executive board of the University of Iowa College of Pharmacy, founding member of

Mass VX advisory committee and of the editorial advisory boards of the Life Science Leader and the Journal of Advanced Therapies and Medical Innovation Sciences. Ms. Williams received a B.S. in Nursing from the University of Iowa and a M.B.A. from the Washington University John Olin School of Business. We believe that Ms. Williams is qualified to serve on our board of directors due to her executive leadership experience in the life sciences industry, including her position as President and Chief Executive Officer of ImmusanT, Inc.

Board Composition

Our board of directors is currently authorized to have eight members, and consists of seven members and one vacancy. Each of our directors holds office until his or her successor has been elected and qualified or until the earlier of his or her death, resignation or removal.

Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of 75% of the votes which all of our stockholders would be entitled to vote in any annual election of directors or class of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class III directors are Jeffrey S. Heier, M.D. and Bruce A. Peacock, and their term expires at the 2020 Annual Meeting;
•	the class I directors are Antony Mattessich and Charles Warden, and their term expires at the annual meeting of stockholders to be held in 2021; and
•	the class II directors are Dr. Seung Suh Hong, Richard L. Lindstrom, M.D. and Leslie Williams, and their term expires at the annual meeting of stockholders to be held in 2022.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A‑3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C‑1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A‑3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C‑1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2020, our board of directors undertook its annual review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception Mr. Mattessich, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A‑3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C‑1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with Ocular Therapeutix, including each of the transactions described below in “—Board Policies—Related Person Transactions,” and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Mattessich is not an independent director under these rules because he is our President and Chief Executive Officer.  There are no family relationships among any of our directors or executive officers.

How Our Board Is Organized

Board Leadership Structure

Mr. Warden serves as Chairman of our board. Our board has determined that the roles of Chairman of the Board and Chief Executive Officer should be bifurcated at this time. Our board believes that separating the Chairman and Chief Executive Officer positions allows the Chief Executive Officer to focus on company operations instead of board administration, encourages objective oversight, and is the appropriate leadership structure for us at this time. Additionally, our board believes this leadership structure is particularly appropriate for our company given Mr. Warden’s service of over 10 years on the board, his extensive knowledge of and experience with our business and industry, and his ability to effectively identify strategic priorities for us.

 As the Chairman of our Board and an independent director,  Mr. Warden’s responsibilities include:

•	chairing any meeting of the independent directors of our board in executive session;
•	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;
•	facilitating communications between other members of our board and our Chief Executive Officer;
•

monitoring, with the assistance of our legal advisors, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;

•	working with our Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
•	otherwise consulting with our Chief Executive Officer on matters relating to corporate governance and board performance.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. Copies of the committee charters are posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at investors.ocutx.com.

Audit Committee

The members of our audit committee are Bruce A. Peacock, Charles Warden and Leslie Williams.  Mr. Peacock is the chair of the audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function, if any;
•	overseeing our risk assessment and risk management policies;
•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. Peacock is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The audit committee met four  times and took action by written consent once during 2019.

Compensation Committee

The members of our compensation committee are Charles Warden, Richard L. Lindstrom, M.D. and Bruce A. Peacock. Mr. Warden is the chair of the compensation committee. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•	preparing the compensation committee report if and to the extent then required by SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “—Board Processes—Executive and Director Compensation Processes.” We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The compensation committee met five times and took action by written consent four times during 2019.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Jeffrey S. Heier, M.D., Seung Suh  Hong, Ph.D. and Richard L. Lindstrom, M.D.   Dr. Lindstrom is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board with respect to our board leadership structure;
•	reviewing and making recommendations to our board with respect to management succession planning;
•	developing and recommending to our board of directors corporate governance principles; and
•	overseeing an annual evaluation of our board of directors.

The nominating and corporate governance committee met one time and took action by written consent two times during 2019. We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board Meetings and Attendance

Our board of directors met eight times during 2019 and took action by written consent five times. During 2019, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of the board on which he or she served.

Our directors are expected to attend our annual meetings of stockholders. In 2019, all of our current directors attended our annual meeting of stockholders.

Board Processes

Oversight of Risk

Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under “—Corporate Governance Guidelines.” Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

All of the director nominees are currently members of our board of directors. The nominee biographies under “—Board of Directors—Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our continuing directors that led our nominating and corporate governance committee and our board to conclude he or she should continue to serve as a director of Ocular Therapeutix. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

Our nominating and corporate governance committee considers the value of diversity when selecting nominees. Although we have no formal policy regarding board diversity, we believe that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730, Attention: Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2021 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

Our management will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Chief Financial Officer at Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer, or by calling (781) 357‑4000. Additional information about contacting Ocular Therapeutix is posted under the heading “Information Request”  found under the Investor Relations section of our website, or located at www.ocutx.com/about/contact-us.

In addition, stockholders who wish to communicate with our entire board may do so by writing to Charles Warden, Chairman of the Board, c/o Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman of the Board considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Since 2014, our compensation committee has retained Radford, an AON Hewitt Company, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The committee also has retained Radford for guidance and review of non-employee director compensation. Although our compensation committee considers the advice and guidance of Radford as to our executive compensation program, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

In April 2020, the compensation committee reviewed information regarding the independence and potential conflicts of interest of Radford, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the committee concluded that the engagement of Radford did not raise any conflict of interest. Outside of services provided for the compensation committee, the compensation consultant provides nominal additional services to the company related to benchmarking data with respect to certain non-executive positions in an effort to ensure that our compensation is competitive so that we can attract, reward, motivate and retain all employees. The total amount paid to Radford in connection with these additional engagements was less than $120,000 in 2019.

Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Ocular Therapeutix and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of Ocular Therapeutix;
•	a majority of the members of our board must be independent directors;
•	the independent directors meet in executive session at least twice a year;
•	directors have full and free access to management and, as necessary, independent advisors;
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	our board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at https://ocutx.gcs-web.com/corporate-governance.

Board Policies

Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Ocular Therapeutix is a participant, the amount involved exceeds the lessor of $120,000 or one percent of the average of our total assets at year end, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

Since January 1, 2018, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties and all have been approved or ratified by our audit committee pursuant to the policy described above:

Incept License Agreement

Since January 2012, we have been party to an amended and restated license agreement with Incept, LLC, or Incept, an intellectual property holding company. In September 2018, we further amended and restated our license agreement with Incept to expand the scope of the Company’s intellectual property license to include products delivered for the treatment of acute post-surgical pain or for the treatment of ear, nose and/or throat diseases or conditions, subject to specified exceptions. Dr. Sawhney, our former Director, Chairman, Executive Chairman and President and Chief Executive Officer, is a general partner of Incept and has a 50% ownership stake in Incept. Pursuant to the terms of the second amended and restated license agreement, we hold an exclusive, worldwide, perpetual, irrevocable license under specified patents and technology owned or controlled by Incept to make, have made, use, offer for sale, sell, sublicense, have sublicensed, offer for sublicense and import, products delivered to or around the human eye for diagnostic, therapeutic or prophylactic purposes relating to all human ophthalmic diseases or conditions. This license covers all of the patent rights and a significant portion of the technology for ReSure Sealant and our hydrogel platform technology product candidates. We are obligated to pay Incept a royalty equal to a low single-digit percentage of net sales made by us or our affiliates. Any sublicensee of ours also will be obligated to pay Incept a royalty equal to a low single-digit percentage of net sales made by it and will be bound by the terms of the agreement to the same extent as we are. In 2019 and 2018, we paid $91,815 and $59,884, respectively, in royalties to Incept pursuant to the second amended and restated license agreement.

Sawhney Separation and Consulting Agreements

On May 29, 2019, we entered into a transition, separation and release of claims agreement, or the Sawhney Transition Agreement, with Dr. Sawhney based on a mutual agreement not to renew Dr. Sawhney’s employment agreement with us. Pursuant to the Sawhney Transition Agreement, Dr. Sawhney resigned from his role as Chairman of the Board and any and all other positions he held as an officer, employee or member of the Board, effective as of July 26, 2019.

In connection with the Sawhney Transition Agreement, also on May 29, 2019, we entered into a consulting agreement, or the Sawhney Consulting Agreement, with Dr. Sawhney, effective July 27, 2019, pursuant to which Dr. Sawhney agreed to provide scientific and technical consulting and advisory services to us. We agreed to pay Dr. Sawhney consulting fees in the amount of $500.00 per hour for any consulting services provided under the Sawhney Consulting Agreement.  Additionally, during the term of the

Sawhney Consulting Agreement, the outstanding stock options previously granted to Dr. Sawhney will continue to vest and be exercisable in accordance with the applicable equity plans and stock option agreements.  Vesting of such outstanding stock options will cease immediately upon termination of the Sawhney Consulting Agreement, and any vested stock options will be exercisable until the earlier of (i) the original expiration of such stock option, or (ii) the date that is five years following the cessation of services provided by Dr. Sawhney pursuant to the Sawhney Consulting Agreement.  The Sawhney Consulting Agreement may be terminated at any time upon the mutual written consent of the parties, by either party for any reason upon ten (10) days’ written notice to the other party, or automatically upon the occurrence of certain specified events, including Dr. Sawhney’s death, incapacity, or revocation of his release of claims against us.

In 2019, compensation provided to Dr. Sawhney pursuant to the Sawhney Transition Agreement and the Sawhney Consulting Agreement totaled approximately $1,535,375, all of which was attributable to our modification of certain of Dr. Sawhney’s equity awards to extend the exercise period for such awards.

Hanley Separation and Consulting Agreements

On August 2, 2019, we entered into a transition, separation and release of claims agreement, or the Hanley Transition Agreement, with Kevin Hanley, to formalize the terms of Mr. Hanley’s resignation from his position as our Senior Vice President, Technical Operations.  Pursuant to the Hanley Transition Agreement, Mr. Hanley resigned from any and all positions he holds as an officer or employee of the company, effective December 31, 2019, which we refer to as his separation date. Pursuant to the Hanley Transition Agreement, we agreed to pay Mr. Hanley separation benefits in the form of (i) the continuation of his base salary as of August 2, 2019 for a period of twelve months following such separation date; (ii) the payment of monthly premiums for healthcare and/or dental coverage for a period ending on the earlier of (x) the date that is twelve months following his separation date or (y) the end of the calendar month in which Mr. Hanley becomes eligible for such benefits under another employer’s plan; and (iii) effective as of his separation date, the acceleration of vesting in full of Mr. Hanley’s outstanding stock options and the extension of the period during which Mr. Hanley is permitted to exercise such options until the third anniversary of such separation date. Mr. Hanley also remained eligible to receive a bonus payment for calendar year 2019, payable at the sole discretion of our board of directors, with a target bonus rate of 35% of his base salary as of the August 2, 2019.

In connection with the Hanley Transition Agreement, also on August 2, 2019, we entered into a consulting agreement, or the Hanley Consulting Agreement, to be effective on the day immediately following Mr. Hanley’s separation date, pursuant to which Mr. Hanley agreed to provide technical consulting and advisory services to us. We agreed to pay Mr. Hanley consulting fees in the amount of $350.00 per hour for any consulting services provided under the Hanley Consulting Agreement. The Hanley Consulting Agreement may be terminated at any time upon the mutual written consent of the parties, by either party for any reason upon thirty (30) days’ written notice to the other party, or automatically upon the occurrence of certain specified events, including Mr. Hanley’s death, incapacity, or revocation of his release of claims against us. If not terminated earlier, the Hanley Consulting Agreement terminates on the six-month anniversary of Mr. Hanley’s separation date but may be extended upon the mutual written consent of the parties.

In 2019, compensation provided to Mr. Hanley pursuant to the Hanley Transition Agreement and the Hanley Consulting Agreement totaled approximately $267,886, all of which was attributable to our modification of certain of Mr. Hanley’s equity awards to accelerate vesting and extend the exercise period for such awards.

Outside Legal Counsel

Since October 2017, we have engaged McCarter & English LLP, or McCarter & English, to provide legal services to us, including with respect to certain intellectual property matters. Jonathan M. Sparks, Ph.D., a partner at McCarter & English, has served as our in-house counsel since October 2017. In addition, Kevin Hanley, who served as our Senior Vice President, Technical Operations until December 31, 2019,  is married to a retired partner of McCarter & English who did not participate in providing legal services to us and who retired in 2019. We incurred fees for legal services rendered by McCarter & English of approximately $1,118,197 in 2019 and approximately $1,019,471 in 2018. We engage McCarter & English in the ordinary course of our business on an arm’s length basis and pay McCarter & English based on its standard rates.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at investors.ocutx.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 15, 2020:

Name	Age	Position
Antony Mattessich	53	President and Chief Executive Officer
Michael Goldstein, M.D.	53	Chief Medical Officer
Patricia Kitchen, Ph.D.	42	Chief Operations Officer
Donald Notman	60	Chief Financial Officer

In addition to the biographical information for Mr. Mattessich, which is set forth above under “Corporate Governance—Board of Directors—Members of Our Board of Directors,” set forth below is certain biographical information about Dr. Goldstein, Dr. Kitchen, and Mr. Notman:

 Michael Goldstein, M.D. has served as our Chief Medical Officer since September 25, 2017. Dr. Goldstein previously served as Chief Medical Officer of Applied Genetic Technologies Corp., a biopharmaceutical company with a focus in ophthalmology, from December 2016 until September 2017. Prior to joining Applied Genetic Technologies Corp., he served as Chief Medical Officer and VP, Clinical Research of Eleven Biotherapeutics, a biopharmaceutical company.  Dr. Goldstein received a B.A. in Political Economy from Williams College, an M.D. from Northwestern University Medical School, and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

Patricia Kitchen, Ph.D.    has served as our Chief Operations Officer since June 28, 2019. Dr.. Kitchen previously served as Head of Technical Services for the United States and Rest of World of Mundipharma International Limited, a pharmaceutical company, from April 2016 to June 2019.  Prior to joining Mundipharma International Limited she served as Director of Technical and Scientific Affairs of Teva Pharmaceuticals Ltd., a pharmaceutical company specializing in generic medicines, from 2014 to April 2016.  Dr. Kitchen received a B.S. in Biology and a B.A. in Secondary Education from Arizona State University and an M.S. in  BioMedical Chemistry from Hood College.

Donald Notman has served as our Chief Financial Officer since September 25, 2017. Mr. Notman previously served as Senior Vice President and Chief Financial Officer of Thrasos Therapeutics, Inc., a biopharmaceutical company, from May 2014 until March 2017 and as a consultant from March 2017 to December 2017.  Prior to joining Thrasos Therapeutics, he served as Managing Director and Head of Private Capital Markets of Leerink Swann LLC, an investment bank specializing in health care, from 2005 to April 2013. Mr. Notman received a B.A. in Economics from Middlebury College and an M.B.A. from The Tuck School of Business at Dartmouth College.

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Our “named executive officers” for the year ended December 31, 2019 were as follows: Mr. Mattessich, our President and Chief Executive Officer;   Dr. Goldstein, our Chief Medical Officer;  Dr. Kitchen, our Chief Operations Officer; Amarpreet Sawhney, Ph.D., our former Chairman of the Board; and Daniel Bollag, Ph.D., our former Chief Strategy Officer.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2019 and 2018.

					Option		All Other
			Bonus		Awards		Compensation
Name and principal position	Year	Salary($)	($)		($)(1)		($)(2)	Total($)
Antony Mattessich(3)	2019	581,796	325,000		1,218,600		750	2,126,146
President and Chief	2018	564,850	372,801		1,592,748		96,130	2,626,529
Executive Officer

Michael Goldstein, M.D.(4)	2019	423,906	126,100		456,975		750	1,007,731
Chief Medical Officer	2018	403,721	127,172		369,429		750	901,072

Patricia Kitchen, Ph.D.(5)	2019	176,346	153,100	(5)	488,475		310,193	1,128,114
Chief Operations Officer

Amarpreet Sawhney, Ph.D. (6)	2019	183,821	—		2,144,675	(7)	434	2,328,930
Former Chairman of the Board	2018	288,802	158,841		575,159		724	1,023,526

Daniel Bollag, Ph.D.(8)	2019	352,984	—		658,033	(9)	29,866	1,040,883
Former Chief Strategy Officer	2018	339,213	130,597		226,082		750	696,641

(1)

The amounts reported in the “Option Awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13 to our audited financial statements appearing in our Annual Report on Form 10‑K, which was filed with the SEC on March 12, 2020, regarding assumptions underlying the valuation of equity awards.

(2)

For Mr. Mattessich, the compensation included in the “All Other Compensation” column consists of “gross-ups” for the payment of taxes for a group term life insurance policy in the amount of $750 and relocation expenses in the amount of $95,380 paid in 2018, and “gross-ups” for the payment of taxes for a group term life insurance policy in the amount of $750 paid in 2019.  For Dr. Goldstein, the compensation included in the “All Other Compensation” column consists of “gross-ups” for the payment of taxes we paid to Dr. Goldstein for a group term life insurance policy in the amount of $750 paid in each of 2018 and 2019.

For Dr. Kitchen, the compensation included in the “All Other Compensation” column consists of “gross-ups” for the payment of taxes we paid to Dr. Kitchen for the payment of relocation expenses in the amount of $310,193. For Dr. Sawhney, the compensation included in the “All Other Compensation” column consists of for a group term life insurance policy in the amount of $434 paid in 2019 and $724 paid in 2018. For Dr. Bollag, the compensation included in the “All Other Compensation” column consists of severance payments of $29,866 in 2019 and for a group term life insurance policy in the amount of $750 paid in 2018.

(3)	Mr. Mattessich also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(4)	Dr. Kitchen was appointed as our Chief Operations Officer in June 2019.
(5)

Consists of a signing bonus of $100,000 paid in connection with Dr. Kitchen’s employment agreement and a cash bonus for 2019 performance of $53,100 paid at the discretion of the board in February 2020.

(6)

Dr. Sawhney resigned from his role as Chairman of the Board and any and all other positions he held as an officer, employee or member of the Board, effective as of July 26, 2019. Dr. Sawhney has agreed to provide consulting services on an as needed hourly basis to the Company.

(7)

Consists of (i) the grant date fair value of $609,300 of an option award granted January 2, 2019 and (ii) the incremental fair value of $1,535,375 resulting from the modification of certain of Dr. Sawhney’s equity awards in connection with his departure to extend the exercise period for such awards.

(8)	Dr. Bollag resigned from his role as Chief Strategy Officer and any and all other positions he held as an officer or employee, effective as of December 2, 2019.
(9)

Consists of (i) the grant date fair value of $548,370 of an option award granted January 2, 2019 and (ii) the incremental fair value of $109,663 resulting from the modification of certain of Dr. Bollag’s equity awards in connection with his departure to extend the exercise period and accelerate the vesting for such awards.

Narrative Disclosure to Summary Compensation Table

Base Salary

In 2019, we paid annualized base salaries of $581,796 to Mr. Mattessich; $423,907 to Dr. Goldstein; $350,000 to Dr. Kitchen; $297,466 to Dr. Sawhney and $349,389 to Dr. Bollag.

None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Performance-Based Compensation

We do not have a formal performance-based bonus plan. From time to time, our board of directors has approved discretionary annual cash bonuses to our named executive officers with respect to their prior-year performance.  In the first quarter of 2020, we paid discretionary annual cash bonuses of $325,000 to Mr. Mattessich; $126,100 to Dr. Goldstein; and $53,100 to Dr. Kitchen in recognition of their respective performances in 2019. Dr. Kitchen’s discretionary annual cash bonus in recognition of her performance in 2019 was prorated to reflect her appointment in June 2019.  In the first quarter of 2019, we paid discretionary annual cash bonuses of $372,801 to Mr. Mattessich; $127,172 to Dr. Goldstein; $158,841 to Dr. Sawhney; and $130,597 to Dr. Bollag in recognition of their respective performances in 2018.

Equity Incentive Awards

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employ during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options or common stock.

Prior to our initial public offering, we granted stock options with exercise prices that were set at no less than the fair market value of shares of our common stock on the date of grant as determined by contemporaneous valuations and reviewed and approved by our compensation committee or our board of directors. Following our initial public offering we grant stock options with exercise prices that are set at least at the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant.

On January 31, 2018, our board of directors granted stock options under our 2014 Stock Incentive Plan, or the 2014 Plan, to those of our current named executive officers who were providing services to the company at that time. Each of these option awards is scheduled to vest in approximately equal monthly installments, beginning on the one month anniversary of the grant date, through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $5.47 per share, the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant, and a grant date fair value of approximately $4.42 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock subject to the stock options granted to our named executive officers on January 31, 2018:

Option Award
Name	(#)
Antony Mattessich	360,000
Michael Goldstein, M.D.	83,500
Amarpreet Sawhney, Ph.D.	130,000
Daniel Bollag, Ph.D.	50,000

On January 2, 2019, our board of directors granted stock options under the 2014 Plan to those of our current named executive officers who were providing services to the company at that time. Each of these option awards is scheduled to vest in approximately equal monthly installments, beginning on the one month anniversary of the grant date, through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $4.10 per share, the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant, and a grant date fair value of approximately $3.05 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock subject to the stock options granted to our named executive officers on January 2, 2019:

Option Award
Name	(#)
Antony Mattessich	400,000
Michael Goldstein, M.D.	150,000
Amarpreet Sawhney, Ph.D.	200,000
Daniel Bollag, Ph.D.	180,000

On January 30, 2020, our board of directors granted stock options under the 2014 Plan to each of our named executive officers. Each of these option awards is scheduled to vest in approximately equal monthly installments, beginning on the one month anniversary of the grant date, through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $4.39 per share, the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant, and a grant date fair value of approximately $3.14 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock subject to the stock options granted to our named executive officers on January 30, 2020:

Option Award
Name	(#)
Antony Mattessich	360,000
Michael Goldstein, M.D.	215,000
Patricia Kitchen, Ph.D.	215,000

Outstanding Equity Awards as of December 31, 2019

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2019:

	Option Awards
	Number of		Number of
	securities		securities
	underlying		underlying
	unexercised		unexercised		Option
	options		options		exercise	Option
	(#)		(#)		price	expiration
Name	exercisable		unexercisable		($)	date
Antony Mattessich	368,749		221,251	(1)	10.94	6/20/2027
	172,497		187,503	(2)	5.47	1/31/2028
	91,665		308,335	(3)	4.10	1/2/2029

Michael Goldstein, M.D.	75,937	(4)	59,063		6.30	10/2/2027
	40,009	(5)	43,491		5.47	1/31/2028
	34,374	(6)	115,626		4.10	1/2/2029

Patricia Kitchen, Ph.D.	—		150,000	(7)	4.62	7/1/2029

Amarpreet Sawhney, Ph.D.	61,875	(8)	—		8.80	3/30/2024
	47,348		—		8.80	4/13/2024
	170,000		—		30.07	2/3/2025
	225,204	(9)	9,796		5.93	2/2/2026
	171,351	(10)	63,649		6.56	1/31/2027
	62,290	(11)	67,710		5.47	1/31/2028
	45,832	(12)	154,168		4.10	1/2/2029

Daniel Bollag, Ph.D.	100,000		—		4.10	6/2/2021

(1)

Mr. Mattessich’s option to purchase 590,000 shares of common stock vests over four years with 25% of the shares underlying the option vesting on June 20, 2018, and 2.0833% vesting monthly thereafter.  This award was granted outside of the company’s

2014 Plan as an inducement material to Mr. Mattessich’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4).
(2)	Mr. Mattessich’s option to purchase 360,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(3)	Mr. Mattessich’s option to purchase 400,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(4)

Dr. Goldstein’s option to purchase 135,000 shares of common stock vests over four years with 25% of the shares underlying the option vesting on September 25, 2018, and 2.0833% vesting monthly thereafter.

(5)	Dr. Goldstein’s option to purchase 83,500 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(6)	Dr. Goldstein’s option to purchase 150,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(7)	Dr. Kitchen’s option to purchase 150,000 shares of common stock over four years with 25% of the shares underlying the option vesting on June 28, 2020, and 2.0833% vesting monthly thereafter.
(8)	These shares represent the portion of such option grant intended to be a non-qualified stock option.
(9)	Dr. Sawhney’s option to purchase 235,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(10)	Dr. Sawhney’s option to purchase 235,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(11)	Dr. Sawhney’s option to purchase 130,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(12)	Dr. Sawhney’s option to purchase 200,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.

Employment Agreements with Executive Officers

In June 2017, we entered into an employment agreement with Mr. Mattessich.   We entered into an employment agreement with Dr. Goldstein in September 2017, when he joined the company. We entered into an employment agreement with Dr. Kitchen in April  2019, and she subsequently joined the company in June 2019. Each of these agreements provides that employment will continue until either we or the executive provides written notice of termination in accordance with the terms of the agreement. In addition, each of these agreements prohibits the executives from disclosing confidential information and competing with us during the term of their employment and for a specified time thereafter.

Pursuant to their respective employment agreements, each of these full-time executive officers is entitled to receive a minimum annual base salary as follows: Mr. Mattessich: $550,000; Dr. Goldstein: $400,000; and Dr. Kitchen: $350,000. In addition, each of these full-time executives is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives that are determined by our Compensation Committee following the end of each year, calculated as a percentage of the executive’s annual base salary, and which will be determined by our board of directors, in its sole discretion. The target annual bonus, as a percentage of annual base salary, for each of these executives is as follows: Mr. Mattessich: 60%; Dr. Goldstein: 35%; and Dr. Kitchen: 35%.

Prior to resigning, Dr. Sawhney was party to an amended and restated employment agreement where he received an annual base salary of $281,209, and was entitled to receive an annual cash bonus based on the achievement of individual and corporate performance objectives that are determined by our Compensation Committee following the end of each year, calculated as a percentage of the executive’s annual base salary, and which was determined by our board of directors, in its sole discretion. The target annual bonus for Dr. Sawhney, as a percentage of his annual base salary, was 55%. Dr. Sawhney’s agreement prohibits him from disclosing confidential information and competing with us for a specified time after his employment. Following his resignation, Dr. Sawhney became party to a consulting agreement as described above in “—Board Policies—Related Person Transactions”.

Prior to resigning, Dr. Bollag was party to an employment agreement where he received an annual base salary of $335,000, and was entitled to receive an annual cash bonus based on the achievement of individual and corporate performance objectives that are determined by our Compensation Committee following the end of each year, calculated as a percentage of the executive’s annual base salary, and which was determined by our board of directors, in its sole discretion. The target annual bonus for Dr. Bollag, as a percentage of his annual base salary, was 35%. Dr. Bollag’s agreement prohibits him from disclosing confidential information and competing with us for a specified time after his employment.

Potential Payments Upon Termination or Change in Control Transaction

Upon execution and effectiveness of a release of claims, each of our executives will be entitled to severance payments if his or her employment is terminated under specified circumstances.

Mr. Mattessich.  If we terminate Mr. Mattessich’s employment without cause, as defined in his employment agreement, or if Mr. Mattessich terminates his employment with us for good reason, as defined in his employment agreement, absent corporate change, as defined in his employment agreement, we are obligated to pay Mr. Mattessich’s base salary for a period of 12 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Mr. Mattessich and certain of his dependents with group health insurance for a period of 12 months.

If we terminate Mr. Mattessich’s employment without cause or if Mr. Mattessich terminates his employment with us for good reason, in either case, within 12 months following a corporate change, we are obligated to pay Mr. Mattessich in a lump sum an amount equal to his base salary for 18 months, to pay Mr. Mattessich an amount equal to one and one-half times his target annual bonus for the year of termination, to accelerate in full the vesting of all Mr. Mattessich’s outstanding equity awards and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Mr. Mattessich and certain of his dependents with group health insurance for a period of 18 months.

Other Named Executive Officers. For Dr. Goldstein and Dr. Kitchen, if we terminate his or her employment without cause, as defined in his or her employment agreement, or if he or she terminates his or her employment with us for good reason, as defined in his or her employment agreement, absent a “corporate change,” as defined in his or her employment agreement, we are obligated to pay Dr. Goldstein or Dr. Kitchen’s  base salary for a period of 12 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him or her and certain of his or her dependents with group health insurance for a period of 12 months.

If we terminate the employment of Dr. Goldstein or Dr. Kitchen without cause or if he or she terminates his or her employment with us for good reason, in each case within 12 months following a corporate change, we are obligated to pay him or her in a lump sum an amount equal to his or her base salary for 18 months, to pay him or her an amount equal to one and one-half times his or her target annual bonus for the year of termination, to accelerate in full the vesting of all outstanding equity awards held by him or her and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him or her and certain of his or her dependents with group health insurance for a period of 18 months.

Upon resigning from the Company effective July 26, 2019, Dr. Sawhney was not entitled to any severance payments.

Upon resigning from the Company effective December 2, 2019, Dr. Bollag was entitled to severance payments in the form of his base salary for a period of six months and, to the extent allowed by applicable law and the terms of the applicable policies, group health insurance for him and certain of his dependents, for a period of six months.

Taxation. To the extent that any severance or other compensation payment are made to any of Mr. Mattessich, Dr. Goldstein or Dr. Kitchen pursuant to his or her employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

Equity Incentive Plans

The four equity incentive plans described in this section are our 2006 Stock Incentive Plan, as amended, or the 2006 Plan; our  2014 Plan; our 2014 Employee Stock Purchase Plan, or the 2014 ESPP; and our 2019 Inducement Stock Incentive Plan, or the 2019 Inducement Plan. Prior to our initial public offering, which closed on July 30, 2014, we granted awards to eligible participants under the 2006 Plan. Following the closing of our initial public offering, we ceased granting awards under the 2006 Plan and started granting awards to eligible participants under the 2014 Plan,  the 2014 ESPP and the 2019 Inducement Plan.

2006 Stock Incentive Plan

The 2006 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Code, non-statutory stock options and stock grants. Our key employees, officers, directors, and consultants, as well as key employees, officers, directors, and consultants of our affiliates and certain other strategic partners, were eligible to receive awards under our 2006 Plan. However, incentive stock options could only be granted to our key employees. The terms of awards were set forth in the applicable award agreements. Our board of directors may amend our 2006 Plan at any time, subject in certain circumstances to stockholder approval. Stockholders may terminate our 2006 Plan at any time. Subject to certain limitations with respect to incentive stock options, our board of directors may accelerate the exercise date of any installment of any option under the 2006 Plan, and may amend the terms or conditions of an outstanding option or stock grant under the 2006 Plan, subject to participant consent of any amendment that is adverse to the participant.

Awards under our 2006 Plan are subject to adjustment in the event of certain corporate transactions affecting our common stock such as stock splits, stock dividends or similar transactions. In the event of a recapitalization or reorganization (other than an acquisition, as described below) pursuant to which our securities or securities of another corporation are issued with respect to outstanding shares of our common stock, a participant, upon exercising or accepting an option or stock grant under the 2006 Plan, will be entitled to receive, for the purchase price, if any, paid upon such exercise or acceptance, the securities which would have been received if such option or stock grant had been exercised or accepted prior to such recapitalization or reorganization.

In the event of an acquisition (as defined in the 2006 Plan) of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding options:

•

make appropriate provision for the continuation of outstanding options by substituting on an equitable basis for the shares then subject to outstanding options either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;

•

upon written notice to participants, provide that all outstanding options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) and that unexercised options will terminate within a specified time period of such notice; or

•

terminate all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

In the event of an acquisition of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding stock grants:

•

make appropriate provisions for the continuation of outstanding stock grants by substituting on an equitable basis for the shares then subject to outstanding stock grants either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;

•

upon written notice to participants, provide that all outstanding stock grants must be accepted (to the extent then subject to acceptance) and that unaccepted stock grants will terminate within a specified number of days of the date of such notice; or

•	terminate all outstanding stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grant over the purchase price thereof, if any.

In addition, in the event of an acquisition of us, our board of directors may waive all or any repurchase rights with respect to outstanding stock grants.

As of April 15, 2020, under our 2006 Plan, there were options to purchase an aggregate of 499,180 shares of common stock outstanding at a weighted average exercise price of $5.73 per share. We will grant no further stock options or other awards under our 2006 Plan. However, any shares of common stock subject to awards under our 2006 Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will become available for issuance under our 2014 Plan, up to a specified number of shares.

2014 Stock Incentive Plan

Our 2014 Plan, which became effective on July 30, 2014, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 Plan is administered by our board of directors or by a committee appointed by our board of directors. The 2014 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards. The number of shares of our common stock that are currently reserved for issuance under the 2014 Plan is the sum of (1) 1,244,413 shares, 92,494 shares reserved for issuance under the

2006 Plan that remained available for grant under the 2006 Plan immediately prior to the closing of our initial public offering, and the number of shares of our common stock subject to outstanding awards under our 2006 Plan as of immediately prior to our initial public offering that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, plus (2) an annual increase, to be added on the first day of each fiscal year, continuing until, and including, the fiscal year ending December 31, 2024, equal to the least of 1,659,218 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year or an amount determined by our board of directors. Effective as of each of January 1, 2019 and January 1, 2020, the number of shares authorized for issuance under the 2014 Plan increased, pursuant to the terms of the 2014 Plan, by an additional 1,659,218 shares. As of April 15, 2020, 900,710 shares were available for issuance under the 2014 Plan.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2014 Plan. However, incentive stock options may only be granted to our employees.

Subject to any limitation in the 2014 Plan, our board of directors or any committee or officer to which our board of directors has delegated authority will select the recipients of awards and determine:

•	the number of shares of common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
•	the type of options to be granted;
•	the exercise price of options and measurement price of stock appreciation rights, neither of which may be less than 100% of the fair market value of our common stock on the grant date;
•	the duration of options and stock appreciation rights, which may not be in excess of ten years;
•	the methods of payment of the exercise price of options; and
•

the number of shares of common stock subject to any restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including the issue price, conditions for repurchase, repurchase price and performance conditions, if any.

Our board of directors has delegated authority to our Chief Executive Officer to grant awards under the 2014 Plan to all new hires, other than executive officers, subject to any limitations under the 2014 Plan. Our board of directors has established the terms of the awards to be granted by our Chief Executive Officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such executive officer may grant.

Awards under the 2014 Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2014 Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2014 Plan, as to some or all outstanding awards, other than restricted stock:

•	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
•

upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
•

in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and

•	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2014 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of April 15, 2020, under our 2014 Plan, there were options to purchase an aggregate of 8,065,716 shares of common stock outstanding at a weighted average exercise price of $5.98 per share. No award may be granted under the 2014 Plan after July 29, 2024. Our board of directors may amend, suspend or terminate the 2014 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

2014 Employee Stock Purchase Plan

Our 2014 ESPP, which became effective immediately prior to the closing of our initial public offering, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The number of shares of our common stock reserved for issuance under the 2014 ESPP is the sum of 207,402, plus an annual increase on the first day of each fiscal year, ending with the fiscal year ending on December 31, 2024, in an amount equal to the least of (1) 207,402 shares of our common stock, (2) 0.5% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or (3) an amount determined by our board of directors.  Effective as of each of January 1, 2019 and January 1, 2020, the number of shares authorized for issuance under the 2014 ESPP increased, pursuant to the terms of the 2014 ESPP, by an additional 207,402 shares. As of April 15, 2020, the 2014 ESPP provides participating employees with the opportunity to purchase an aggregate of 685,369 shares of our common stock.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2014 ESPP, are eligible to participate in the 2014 ESPP, provided that:

•	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
•	such person has been employed by us or by a designated subsidiary for at least six months prior to enrolling in the 2014 ESPP; and
•	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2014 ESPP.

No employee may purchase shares of our common stock under the 2014 ESPP and any of our other employee stock purchase plans with an aggregate fair market value (as of the date of the option grant) in excess of $25,000 in any calendar year. In addition, no employee may purchase shares of our common stock under the 2014 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock.

We had two offering periods under the 2014 ESPP in 2019.  The first offering period commenced January 1, 2019, and closed on June 30, 2019, at which time we issued 84,238 shares of our common stock. Our second offering period commenced July 1, 2019, and closed on December 31, 2019, at which time we issued 46,707 shares of our common stock. We plan to continue to have offering periods two times annually, each six months in duration, to purchase stock under the 2014 ESPP. Payroll deductions will be made and held for the purchase of our common stock at the end of each offering period. Our board of directors may, at its discretion, choose a different period of not more than 12 months for offerings.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2014 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2014 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may for any reason withdraw from participation in an offering prior to the end of an offering period and permanently draw out the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the number and class of securities available under the 2014 ESPP, the share limitations under the 2014 ESPP and the purchase price for an offering period under the 2014 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2014 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2014 ESPP on such terms as our board or committee determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2014 ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2014 ESPP or any portion thereof. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board of directors may not make any amendment that would cause the 2014 ESPP to fail to comply with Section 423 of the Code. The 2014 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

2019 Inducement Stock Incentive Plan

Our 2019 Inducement Plan, which became effective on October 29, 2019, was adopted by our board of directors. Awards under the 2019 Inducement Plan may only be granted to persons who (a) were not previously an employee or director of the Company or (b) are commencing employment with the Company following a bona fide period of non-employment, in either case as an inducement material to the individual’s entering into employment with the Company and in accordance with the requirements of Nasdaq Stock Market Rule 5635(c)(4).  Neither consultants nor advisors shall be eligible to participate in the 2019 Inducement Plan.  The 2019 Inducement Plan provides for the following types of awards: non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.  The number of shares of common stock that may be issued under the 2019 Inducement Plan is 500,000. Our board of directors has delegated authority to our Compensation Committee to grant awards under the 2019 Inducement Plan.

Awards under the 2019 Inducement Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2019 Inducement Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2019 Inducement Plan, as to some or all outstanding awards, other than restricted stock:

•	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
•

upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
•

in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and

•	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2019 Inducement Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of April 15, 2020, under our 2019 Inducement Plan, there were options to purchase an aggregate of 54,000 shares of common stock outstanding at a weighted average exercise price of $3.24 per share, and 446,000 shares were available for issuance under our 2019 Inducement Plan.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which is $19,500 for 2020. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2020 may be up to an additional $6,500 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We do not currently make discretionary contributions or matching contributions to our 401(k) plan.

Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid in any taxable year to a company’s chief executive officer, chief financial officer, and other officers whose compensation is required to be reported to the company’s stockholders pursuant to the Exchange Act by reason of being among its three highest compensated officers. For taxable years beginning on or before December 31, 2017, certain compensation, including compensation paid to our chief financial officer and qualified performance-based compensation, was not subject to the deduction limitations. Pursuant to the Tax Cuts and Jobs Act, signed into law on December 22, 2017, or Tax Act, subject to certain transition rules, for taxable years beginning after December 31, 2017, the deduction limitations under Section 162(m) are expanded to apply to compensation in excess of $1 million paid in any taxable year to our chief financial officer, and the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible, unless grandfathered under transition guidance.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2019. As of December 31, 2019, we had four equity compensation plans, each of which was approved by our stockholders: the 2006 Plan, the 2014 Plan, the 2019 Inducement Plan and the 2014 ESPP.

Number of
securities
remaining
available for future
	Number of		issuance under
	securities to be	Weighted-average	equity
	issued upon exercise	exercise price of	compensation plans
	of outstanding	outstanding	(excluding
	options, warrants	options, warrants	securities reflected
Plan category	and rights	and rights	in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,216,417	$6.35	636,292
Equity compensation plans not approved by security holders(2)	704,000	9.85	446,000
Total	7,920,417	$6.67	1,082,292

(1)

As described above under “—2014 Stock Incentive Plan”, the 2014 Plan includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing until, and including, the fiscal year ending December 31, 2024, with such annual increase to be equal to the least of 1,659,218 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors. . In each of 2019 and 2020, such annual increase was 1,659,218 shares. Additionally, as described above under “—2014 Employee Stock Purchase Plan”, the 2014 ESPP includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing until, and including, the fiscal year ending December 31, 2024, with such annual increase to be equal to the least of 207,402 shares of our common stock, 0.5% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors. In each of 2019 and 2020, such annual increase was 207,402 shares.

(2)

Includes (i) an option award for 590,000 shares granted to Mr. Mattessich on June 20, 2017, as an inducement material to Mr. Mattessich’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on June 20, 2018, and 2.0833% vesting monthly thereafter;  (ii) an option award for 60,000 shares granted to Christopher White on July 9, 2019, as an inducement material to Mr. White’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on July 9, 2020, and 2.0833% vesting monthly thereafter; and (iii) option awards for an aggregate of 54,000 shares granted to a group of key account mangers on October 31, 2019 under to the 2019 Inducement Plan, as an inducement material to each individual’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4), each with an exercise price equal to the closing price of our common stock on the date of the grant and vesting over four years with 25% of the shares underlying the option vesting on October 31, 2021, and 2.0833% vesting monthly thereafter.

DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2019, with the exception of Mr. Mattessich and Dr. Sawhney, who do not receive compensation for service on our board of directors and whose compensation is included in the “Summary Compensation Table” above under “Executive Compensation.”

	Fees Earned or
	Paid in Cash	Option Awards
Name	($)(1)	($)(2)		Total ($)(5)
Jeffrey S. Heier, M.D.	46,923	49,518	(3)	96,441
Seung Suh Hong	24,980	99,036	(4)	124,016
Richard L. Lindstrom, M.D.	55,000	49,518	(3)	104,518
Bruce A. Peacock	67,500	49,518	(3)	117,018
Charles Warden	90,000	49,518	(3)	139,518
Leslie Williams	35,556	108,914	(4)	144,470
W. James O’Shea	27,000	—		27,000
Jaswinder Chadha	18,000	—		18,000

(1)	Fees earned or paid in cash consist of:
•	for Dr. Heier, $40,000 for serving as a member of our board and $6,923 on a pro-rata basis for serving as a member of our nominating and corporate governance committee;
•	for Mr. Hong, $22,198 on a pro-rata basis or serving as a member of our board and $2,778 on a pro-rata basis for serving as a member of our nominating and corporate governance committee;
•

for Dr. Lindstrom, $40,000 for serving as a member of our board, $7,500 for serving as a member of our compensation committee and $7,500 for serving as a chair of our nominating and corporate governance committee;

•	for Mr. Peacock, $40,000 for serving as a member of our board, $20,000 for serving as the chairman of our audit committee and $7,500 for serving as a member of our compensation committee;
•

for Mr. Warden, $40,000 for serving as a member of our board, $25,000 for serving as the chairman of our board, $15,000 for serving as the chairman of our compensation committee and $10,000 for serving as a member of our audit committee;

•	for Ms. Williams, $31,222 on a pro-rata basis for serving as a member of our board, and a $5,556 pro-rata basis for serving as a member of our audit committee;
•

 for Mr. O’Shea $18,000 on a pro-rata basis for serving as a member of our board, and $4,500 on a pro-rata basis for serving as the member of our audit committee; and $4,500 on a pro-rata basis for serving as a member of the nominating and corporate governance committee; and

•	for Mr. Chadha $18,000 for serving as a member of our board.

(2)

The amounts reported in the “Option Awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13 to our audited financial statements appearing in our Annual Report on Form 10‑K, which was filed with the SEC on March 12, 2020, regarding assumptions underlying the valuation of equity awards.

(3)	Consists of the option to purchase 18,000 shares of common stock vesting with respect to all of the shares on the one-year anniversary of date of grant.

(4)	Consists of the option to purchase 36,000 shares of common stock vesting one-third of the shares on each of the first, second, and third anniversaries of the grant date of newly elected non-employee.

(5)	As of December 31, 2019:
•	Dr. Heier held options to purchase 74,363 shares of our common stock;
•	Dr. Hong held options to purchase 36,000 shares of our common stock;
•	Dr. Lindstrom held options to purchase 133,072 shares of our common stock;
•	Mr. Peacock held options to purchase 80,044 shares of our common stock;
•	Mr. Warden held options to purchase 62,044 shares of our common stock; and
•	Ms. Williams held options to purchase 36,000 shares of our common stock;
•	Mr. O’Shea did not hold options to purchase shares of our common stock; and
•	Mr. Chadha did not hold options to purchase shares of our common stock.
(6)

Mr. O’Shea resigned from his role as director effective upon the conclusion of our 2019 Annual Meeting of Stockholders in June 2019.  Dr. Sawhney resigned from his role as director and Chairman of the board effective as of July 26, 2019. Mr. Chadha did not stand for reelection to our board of directors at our 2019 Annual Meeting of Stockholders and his tenure as a director ended June 2019.

In 2019, we paid cash compensation to our non-employee directors for his or her service as a director in the amounts described below under “—Director Compensation Arrangements.” All continuing directors were granted options to purchase 18,000 shares of common stock on June 11, 2019.

Director Compensation Arrangements

In January 2018, the Compensation Committee reviewed the compensation of our board of directors and approved increases for our non-employee directors, effective as of January 1, 2018, as follows:

•	each new non-employee director will receive an initial grant of an option under our 2014 Plan to purchase 36,000 shares of common stock upon his or her initial election to our board of directors;
•

each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option under our 2014 Plan to purchase 18,000 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of our stockholders;

•	each non-employee director will receive an annual cash fee of $40,000;
•	the lead independent director or chairman will receive an additional annual cash fee of $25,000;
•	each non-employee director who is a member of the audit committee will receive an additional annual cash fee of $10,000 ($20,000 for the audit committee chairman);

•	each non-employee director who is a member of the compensation committee will receive an additional annual cash fee of $7,500 ($15,000 for the compensation committee chairman); and
•

each non-employee director who is a member of the nominating and corporate governance committee will receive an additional annual cash fee of $5,000 ($10,000 for the nominating and corporate governance committee chairman).

The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options granted to our future newly elected non-employee directors are scheduled to, subject to the director’s continued service on our board, vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the grant date. The annual stock options granted to our non-employee directors is scheduled to, subject to the director’s continued service on our board, vest with respect to 100% of the shares on the first anniversary of the grant date.

Each annual cash fee will be payable in arrears in four equal quarterly installments on the last day of each quarter. The amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board. In addition, no fee was payable in respect of any period prior to the effective date of the registration statement for our initial public offering, and the first payment after the effective date was prorated therefor.

Each non-employee director will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves or otherwise in direct service of our company.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee of the board of directors of Ocular Therapeutix, Inc. has reviewed Ocular Therapeutix’s audited financial statements for the fiscal year ended December 31, 2019 and discussed them with Ocular Therapeutix’s management and PricewaterhouseCoopers LLP, Ocular Therapeutix’s independent registered public accounting firm.

The audit committee has received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB and the SEC, and has discussed with Ocular Therapeutix’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Ocular Therapeutix’s board of directors that the audited financial statements referred to above be included in Ocular Therapeutix’s Annual Report on Form 10‑K for the year ended December 31, 2019.

By the audit committee of the board of directors of Ocular Therapeutix, Inc.

Bruce A. Peacock
Charles Warden
Leslie Williams

Audit Fees and Services

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2019	2018
Audit Fees(1)	$1,458,500	$662,300
Audit-Related Fees(2)	$—	$20,000
Tax Fees	$—	$—
All Other Fees	$956	$956
Total Fees	$1,459,456	$683,256

(1)

This category includes fees for professional services performed by PricewaterhouseCoopers LLP in connection with the audit of our annual  consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, and services performed in connection with the public offering of our common stock.

(2)	This category includes fees for professional services performed by PricewaterhouseCoopers LLP in 2018 relating to the adoption of the new accounting standard on leasing.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: Election of Class III Directors

In accordance with the terms of our certificate of incorporation and our by-laws, our board of directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:

•	Class III: Jeffrey S. Heier, M.D. and Bruce A. Peacock, and their terms expire at the 2020 Annual Meeting.
•	Class I: Antony Mattessich and Charles Warden, and their terms expire at annual meeting of stockholders to be held in 2021.
•	Class II: Dr. Seung Suh Hong, Richard L. Lindstrom, M.D. and Leslie Williams, and their terms expire at annual meeting of stockholders to be held in 2022.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Jeffrey S. Heier, M.D. and Bruce A. Peacock are current directors whose terms expire at the Annual Meeting.  Jeffrey S. Heier, M.D. and Bruce A. Peacock are each nominated for re-election as a class III director, with a term ending in 2023.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending in 2023, each such nominee to hold office until his or her successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for one or more nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated his or her willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that any of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: Advisory Vote on Named Executive Officer Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.  This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, which added Section 14A to the Exchange Act.  Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal 3.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short-term and longer-term financial and strategic goals and for driving corporate financial performance and stability.  The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by our compensation committee and board of directors.  Highlights of our executive compensation program include the following:

•	Competitive, market-based salaries, with annual adjustments;
•	Cash bonuses, payable at the discretion of board and assessed on individual and company performance on an annual basis; and

•

Stock options and an employee stock purchase plan to incentivize long-term value creation, with the potential benefit only to be realized if shareholder value is increased as a result of increases in our stock price.

As we describe in the Executive Compensation section, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our stockholders.  The board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding.  Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 3 overrules any decision by the company or the board of directors (or any committee thereof), creates or implies any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or creates or implies any additional fiduciary duties for the company or the board of directors (or any committee thereof).  However, our compensation committee and board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING FOR PROPOSAL 2.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation

In Proposal 2, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers.  In this Proposal 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future advisory votes on executive compensation.  Stockholders may vote for a frequency of every one, two, or three years, or may abstain.  As this is the first year in which we are required to hold an advisory vote on executive compensation pursuant to the SEC’s rules, we do not currently have an established frequency for such votes.

Our board of directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes.  However, because this vote is advisory and non-binding, our board of directors may decide that it is in the best interests of our stockholders and the company to hold the advisory vote to approve executive compensation more or less frequently (but no less frequently than once every three years, as required by the Dodd-Frank Act).  In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

After careful consideration, our board of directors believes that an advisory vote on executive compensation should be held every year.  Therefore, our board of directors recommends that you vote for a frequency of every one year for future executive compensation advisory votes.

Our board of directors believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation.  An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters.  We believe an annual vote would be the best governance practice for our company at this time.

OUR BOARD OF DIRECTORS BELIEVES THAT HOLDING AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF EVERY ONE YEAR.

Proposal 4: Ratification of the Selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

The audit committee of our board of directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2008. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OCULAR THERAPEUTIX’ S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 15, 2020 by:

•	each of our directors and director nominees;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 53,037,703 shares of our common stock outstanding as of April 15, 2020. The information set forth in the columns entitled “Shares Beneficially Owned” does not give effect to the issuance of any additional shares issuable upon exercise of outstanding options, warrants, or the conversion of outstanding convertible notes as of April 15, 2020.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options, warrants or convertible notes that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 15, 2020, are considered outstanding and beneficially owned by the person holding the options, warrants or convertible notes for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730.

Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	%
Named Executive Officers and Directors
Antony Mattessich(1)	909,767	1.7
Michael Goldstein, M.D.(2)	242,615	*
Patricia Kitchen, Ph.D.(3)	17,916	*
Jeffrey S. Heier, M.D.(4)	98,363	*
Seung Suh Hong, Ph.D. (5)	12,000	*
Richard L. Lindstrom, M.D.(6)	208,452	*
Bruce A. Peacock(7)	80,044	*
Charles Warden(8)	2,295,428	4.3%
Leslie J. Williams(9)	16,500	*
Amarpreet Sawhney, Ph.D.(10)	4,040,558	7.5%
Daniel Bollag, Ph.D. (11)	147,117	*
All Executive Officers and Directors as a Group (10 persons)(12)	4,190,786	7.7%
5% Stockholders
BlackRock, Inc. (13)	2,829,644	5.3%
Opaleye Management, Inc. (14)	5,126,000	9.7%
Summer Road LLC (15)	11,024,020	18.7%
Entities affiliated with Versant Ventures(16)	2,215,384	4.2%

(1)	Consists of (i) 97,900 shares of common stock and (ii) 811,867 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020.
(2)	Consists of (i) 32,869 shares of common stock and (ii) 209,746 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020.
(3)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020.
(4)	Consists of (i) 24,000 shares of common stock and (ii) 74,363 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020.
(5)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020
(6)	Consists of (i) 100,000 shares of common stock and (ii) 108,452 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020.

(7)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020
(8)

Consists of (i) 80,044 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020 held by Mr. Warden directly; (ii) 2,202,377 shares of common stock held by Versant Venture Capital III, L.P.; and (iii) 13,007 shares of common stock held by Versant Side Fund III, L.P. Versant Ventures III, LLC is the general partner of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. The managing members of Versant Ventures III, LLC are Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, William J. Link, Barbara N. Lubash, Donald B. Milder, Rebecca B. Robertson and Charles M. Warden. Each of these individuals exercises shared voting and investment power over the shares held of record by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. Mr. Warden is a member of our board of directors. Each of the individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is One Sansome Street, Suite 3630, San Francisco, California 94104.

(9)	Consists of (i) 4,500 shares of common stock and (ii) 12,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020.
(10)

Consists of (i) 1,056,031 shares of common stock held by Dr. Sawhney directly; (ii) 856,717 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020;  (iii) 379,419 shares of common stock held by the SAFIGS Trust; (iv) 71,969 shares of common stock held by the Sawhney Family Dynasty Trust; (v) 471,784 shares of common stock held by the Sangam Trust; (vi) 38,420 shares of common stock held by the Navdeep Chadha 2007 Delaware Trust; (vii) 130,448 shares of common stock held by the Jaswinder Chadha 2007 Delaware Trust; (viii) 189,393 shares of common stock held by the Amarpreet S. Sawhney 2014 GRAT; and (ix) 846,377 shares of common stock held by Incept, LLC. Dr. Sawhney has voting and investment power as a trustee of the Navdeep Chadha 2007 Delaware Trust and the Jaswinder Chadha 2007 Delaware Trust. Dr. Sawhney has voting and investment power as a general partner of Incept, LLC. Dr. Sawhney or his immediate family members are beneficiaries of the SAFIGS Trust, the Sawhney Family Dynasty Trust, the Sangam Trust and the Amarpreet S. Sawhney 2014 GRAT. Dr. Sawhney expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for Dr. Sawhney and for each of the entities listed above is Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730.

(11)	Consists of (i) 47,117 shares of common stock and (ii) 100,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2020.
(12)

Consists of (i) 2,581,274 shares of common stock and (ii) 1,609,512 shares of common stock underlying options that are exercisable as of April 15, 2020 or will become exercisable within 60 days after such date.

(13)

Based on information provided in a Schedule 13G filed on February 5, 2020, BlackRock, Inc. reports sole voting and dispositive power as to 2,829,644 shares of common stock.    The address for the entity listed above is 55 East 52nd Street, New York, New York 10065.

(14)

Based on information provided in a Schedule 13G/A filed on January 10, 2020,  Opaleye, L.P., reports sole voting and dispositive power as to 5,126,000 shares of common stock. The address for each of the entities listed above is One Boston Place, 26th Floor, Boston,  MA 02108, Attention James Silverman.

(15)

Based on information provided in a Schedule 13D/A filed on March 25, 2020,  Summer Road LLC,  a family office under the Investment Advisers Act, reports sole voting and dispositive power as to 11,024,020 shares of common stock, consisting of (i) 5,254,788 shares of common stock and (ii) 5,769,232 shares of common stock issuable upon conversion of the convertible notes. Pursuant to an investment management agreement between itself and each of two Family Clients (as defined under the Investment Advisers Act), Summer Road LLC may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power held by each of the Family Clients with respect to the common stock held by each of the Family Clients.  The address for each of the entities listed above is 655 Madison Avenue, 19th Floor, New York, New York 10065, Attention Richard Silberberg.

(16)

Based on information provided in a Schedule 13G/A filed on February 14, 2020.  Consists of 2,202,377 shares of common stock held by Versant Venture Capital III, L.P. and 13,007 shares of common stock held by Versant Side Fund III, L.P. Versant Ventures III, LLC is the general partner of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. The managing members of Versant Ventures III, LLC are Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, William J. Link, Barbara N. Lubash, Donald B. Milder, Robin L. Praeger, Rebecca B. Robertson and Charles M. Warden. Each of these individuals exercises shared voting and investment power over the shares held of record by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. Mr. Warden is a member of our board of directors. Each of the individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is One Sansome Street, Suite 3630, San Francisco, California 94104.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2019, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Ocular Therapeutix, Inc., 24 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer, or by calling (781) 357‑4000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a‑8 promulgated under the Exchange Act must be received by us at our principal offices, 24 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer, no later than December 31, 2020 the date that is 120 days prior to the first anniversary of the date  this proxy statement was released to stockholders, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal (including director nominations) at our 2020 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our by-laws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 25, 2021, and no later than March 27, 2021, provided that if the date of the 2021 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2021 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2021 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2021 Annual Meeting of Stockholders was made, whichever occurs first.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10K and Shareholder Letter are available at www.proxyvote.com OCULAR THERAPEUTIX, INC. Annual Meeting of Stockholders June 25, 2020 8:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint Antony Mattessich and Donald Notman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OCULAR THERAPEUTIX, INC. that the stockholder(s) is(are) entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Eastern Time on June 25, 2020, at 24 Crosby Drive, Bedford, MA 01730 or by means of remote communication, and any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. *We intend to hold our annual meeting in person; however, we are actively monitoring the COVID-19 pandemic and are sensitive to the public health and travel concerns our stockholders, employees and directors may have and the restrictions or protocols that federal, state, and local governments may impose on in-person meetings. In the event it is not possible or advisable to hold our annual meeting in person, we will issue a press release (which we will also file with the Securities and Exchange Commission) announcing alternative arrangements for the meeting, which may include holding the meeting solely by means of remote communication, as promptly as practicable. Please also monitor our annual meeting website at https://www.ocutx-gcs-web.com/calendar-events for updated information. If you are planning to attend our meeting, please check the website in the days leading up to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting regardless of whether you intend to attend in person. Continued and to be signed on reverse side 0000467452_2 R1.0.1.18

If you would like to reduce the costs incurred by our company in mailing proxy Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Jeffrey S Heier, M.D. 02) Bruce A. Peacock The Board of Directors recommends you vote FOR the following proposal: 2. To approve, on an advisory basis, named executive officer compensation. For 0 2 years 0 For 0 Against 0 3 years 0 Against 0 Abstain 0 Abstain 0 Abstain 0 The Board of Directors recommends you vote 1 YEAR on the following proposal: 3. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of named executive officers. 1 year 0 The Board of Directors recommends you vote FOR the following proposal: 4. Ratification of selection of PricewaterhouseCoopers LLP as Ocular Therapeutix's independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000467452_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 the day before the cut-off date or meeting date. Have your proxy card in hand when you John Sample 234567 VOTE BY MAIL 1234567 provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 OCULAR THERAPEUTIX, INC. 24 CROSBY DRIVE BEDFORD, MA 01730 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567